UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 26, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On August 1, 2012, MAKO Surgical Corp. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated into this Form 8-K by reference, announcing its operating results for the second quarter ended June 30, 2012.

The information in this Item 2.02 and Exhibit 99.1 attached hereto pertaining to the Company’s operating results and annual guidance shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2012 (the “Prior 8-K”), Steven J. Nunes tendered his resignation as Senior Vice President of Sales & Marketing of the Company on July 17, 2012, effective immediately. On July 26, 2012, the Company entered into the following agreements with Mr. Nunes: (i) Letter Agreement whereby the Company agreed to provide Mr. Nunes with the payments and benefits materially consistent with the payments and benefits provided for under the terms of his Amended and Restated Employment Agreement with the Company in the event of a termination by the Company without cause; and (ii) Independent Contractor Consulting Services Agreement under which Mr. Nunes will provide transition-related consulting services to the Company for the three-month period following his resignation in exchange for a monthly consulting fee of $6,000.

As also previously disclosed by the Company in the Prior 8-K, in connection with Mr. Nunes’ resignation, Ivan Delevic, the Company’s Senior Vice President of Strategic Marketing and Business Development, transitioned to the new role of Senior Vice President of Marketing and assumed commercial marketing responsibilities, in addition to his existing strategic marketing responsibilities. The Company entered into an Amended and Restated Employment Agreement with Mr. Delevic on July 30, 2012 (the “Delevic Agreement”) to reflect his expanded responsibilities and to provide for consistency between Mr. Delevic’s employment arrangement and the Company’s employment arrangements with certain other executive officers of the Company.

The Delevic Agreement amends, restates and supersedes the Company’s prior employment agreement, effective April 27, 2009, with Mr. Delevic (the “Prior Agreement”) in all respects and provides for the following:

•	Accelerated vesting of equity awards that vest based on time upon the occurrence of a change in control of the Company or upon termination of employment as a result of death, disability, without cause or for good reason.

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•	Nine months of severance payments and continuation of health benefits upon a termination of employment without cause or for good reason and eighteen months of severance payments if such termination without cause or good reason is as a result of a change in control of the Company (each lengthened from six months).

•	Eighteen month period of noncompetition and non-solicitation of employees and customers following termination of employment as a result of a change in control (lengthened from a twelve month period).

All other terms under the Delevic Agreement, including the one-year automatically renewing term of the agreement, are materially consistent with the terms of the Prior Agreement.

The foregoing descriptions of the terms and conditions of the Letter Agreement, Independent Contractor Consulting Services Agreement, and Delevic Agreement are qualified in their entirety by reference to the Letter Agreement, Independent Contractor Consulting Services Agreement, and Delevic Agreement, filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K and incorporated in their entirety by this reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement between MAKO Surgical Corp. and Steven J. Nunes, dated July 24, 2012 and executed on July 26, 2012

10.2	Independent Contractor Consulting Services Agreement between MAKO Surgical Corp. and Steven J. Nunes, effective July 17, 2012 and executed on July 26, 2012

10.3	Amended and Restated Employment Agreement between MAKO Surgical Corp. and Ivan Delevic, effective July 30, 2012

99.1	Press Release issued by MAKO Surgical Corp. on August 1, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: August 1, 2012	By:	/s/ Fritz L. LaPorte
Fritz L. LaPorte, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter Agreement between MAKO Surgical Corp. and Steven J. Nunes, dated July 24, 2012 and executed on July 26, 2012

10.2	Independent Contractor Consulting Services Agreement between MAKO Surgical Corp. and Steven J. Nunes, effective July 17, 2012 and executed on July 26, 2012

10.3	Amended and Restated Employment Agreement between MAKO Surgical Corp. and Ivan Delevic, effective July 30, 2012

99.1	Press Release issued by MAKO Surgical Corp. on August 1, 2012

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